Exhibit 10.1

[Execution]

AMENDMENT NO. 5 TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

AMENDMENT NO. 5 TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (“Amendment No. 5”), dated as of July 10, 2006, by and among J. Crew Operating Corp., a Delaware corporation (“Operating”), J. Crew Inc., a New Jersey corporation (“J. Crew”), Grace Holmes, Inc., a Delaware corporation doing business as J. Crew Retail (“Retail”), H.F.D. No. 55, Inc., a Delaware corporation doing business as J. Crew Factory (“Factory”, and together with J. Crew, Retail and Operating, each individually a “Borrower” and collectively, “Borrowers”), J. Crew Group, Inc., a Delaware corporation (“Parent”), Madewell Inc., a Delaware corporation (“Madewell”) and J. Crew International, Inc., a Delaware corporation (“JCI”, and together with Parent and Madewell, each individually a “Guarantor” and collectively, “Guarantors”), the parties from time to time to the Loan Agreement (as hereinafter defined) as lenders (each individually, a “Lender” and collectively, “Lenders”) and Wachovia Bank, National Association, successor by merger to Congress Financial Corporation, a national banking association, in its capacity as administrative agent and collateral agent for Lenders pursuant to the Loan Agreement (in such capacity, “Agent”).

W I T N E S S E T H :

WHEREAS, Agent, Lenders, Borrowers and Guarantors have entered into financing arrangements pursuant to which Agent and Lenders have made and may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Amended and Restated Loan and Security Agreement, dated December 23, 2004, by and among Agent, Lenders, Borrowers and Guarantors, as amended by Amendment No. 1 to Amended and Restated Loan and Security Agreement dated as of October 10, 2005, Amendment No. 2 to Amended and Restated Loan and Security Agreement dated as of May 15, 2006, Amendment No. 3 to Amended and Restated Loan and Security Agreement dated as of May 15, 2006 and Amendment No. 4 to Amended and Restated Loan and Security Agreement dated as of June 26, 2006 (as the same is amended and supplemented hereby and may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”) and the agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto (collectively, together with the Loan Agreement, the “Financing Agreements”);

WHEREAS, Borrowers and Guarantors have requested that Agent and Lenders agree to certain amendments to the Financing Agreements; and

WHEREAS, Agent and Lenders are willing to agree to such amendments to the extent, and subject to, the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual conditions and agreements and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions.

1.1 Additional Definitions. As used herein, the following term shall have the meaning given to it below and the Loan Agreement shall be deemed and is hereby amended to include, in addition and not in limitation of, the following definition:

“Amendment No. 5” shall mean Amendment No. 5 to Amended and Restated Loan and Security Agreement, dated as of July 10, 2006, by and among Agent, Lenders, Borrowers and Guarantors, as the same now exists and may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced.

1.2 Interpretation. For purposes of this Amendment No. 5, all terms used herein, including those terms used or defined in the recitals hereto, shall have the respective meanings assigned thereto in the Loan Agreement.

Section 2. Amendment to Loan Agreement.

2.1 Transactions with Affiliates. Section 9.12 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

“9.12 Transactions with Affiliates.

Each Borrower and Guarantor shall not, and shall not permit any Subsidiary, directly or indirectly, to sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except: (a) transactions in the ordinary course of business that do not involve Parent and are at prices and on terms no less favorable to such Borrower or Guarantor than could be obtained on an arm’s-length basis from unrelated third parties or are otherwise permitted under Section 9.9.(i) hereof, (b) transactions between and among Operating and the other Borrowers and Guarantors not involving any other Affiliate, (c) any Restricted Payment permitted under Section 9.11 hereof, (d) reasonable and customary fees paid to members of the board of directors (or similar governing body) of any Borrower or Guarantor, (e) compensation, benefits and incentive arrangements for directors, officers and other employees of any Borrower or Guarantor as determined in good faith by the governing body of Parent or Operating, (f) loans or advances to employees permitted under Section 9.10 hereof, (g) reimbursements relating to the use of private aircraft by any employee or director for business purposes; provided, that, such reimbursements are incurred in the ordinary course of any Borrower’s or Guarantor’s business at prices and on terms no less favorable to such Borrower or Guarantor than could be obtained on an arm’s-length basis from unrelated third parties, (h) any management, financial advisory, financing, underwriting or placement services or any other investment banking services involving Parent or any of its

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Subsidiaries (including, without limitation, any payments in cash, cash equivalents, Capital Stock or other considerations made by Parent or any of its Subsidiaries in connection therewith and otherwise in accordance herewith) on the one hand and any or all of TPG Partners and/or their Affiliates on the other hand, which services (and payments and other transactions in connection therewith) are approved by a majority of the disinterested members of the governing body of Parent or Operating in good faith, (i) transactions not otherwise permitted under clause (a) above, pursuant to documents listed on Part A of Schedule 9.12 hereto as in effect on the date of Amendment No. 5 or as the same may thereafter be amended, modified, supplemented, extended, renewed, restated or replaced; provided, that, such transactions are conducted in the ordinary course of any Borrower’s or Guarantor’s business at prices and on terms no less favorable to such Borrower or Guarantor than could be obtained on an arm’s-length basis from unrelated third parties and (j) transactions pursuant to documents listed on Part B of Schedule 9.12 hereto, as in effect on the date of Amendment No. 5 or as the same may thereafter be amended, modified, supplemented, extended, renewed, restated or replaced but only to the extent that such amendments, modifications, supplements, extensions, renewals, restatements or replacements are approved by a majority of the disinterested members of the governing body of Parent or Operating in good faith.”

2.2 Schedule. The Loan Agreement is hereby amended by adding a new Schedule 9.12, in the form of Exhibit A hereto.

2.3 Additional Representations, Warranties and Covenants. In addition to the continuing representations, warranties and covenants heretofore or hereafter made by Borrowers and Guarantors to Agent and Lenders pursuant to the other Financing Agreements, each of Borrowers and Guarantors, jointly and severally, hereby represents, warrants and covenants with and to Agent and Lenders (which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof and shall be incorporated into and made a part of the Financing Agreements) that as of the date hereof, this Amendment No. 5 has been duly executed and delivered by all necessary action on the part of Borrowers and Guarantors and, if necessary, their respective stockholders, and is in full force and effect as of the date hereof and the agreements and obligations of Borrowers and Guarantors contained herein constitute legal, valid and binding obligations of Borrowers and Guarantors enforceable against Borrowers and Guarantors in accordance with their respective terms.

Section 3. Conditions.

The effectiveness of each of the amendments set forth in this Amendment No. 5 shall be subject to the satisfaction of each of the following conditions:

(a) Agent shall have received an original of this Amendment No. 5, duly authorized, executed and delivered by Borrowers and Guarantors;

(b) Agent shall have received all consents of Lenders required for the amendments provided for herein;

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(c) Agent shall have received evidence, in form and substance satisfactory to Agent, that Borrowers and Guarantors have obtained all necessary consents and approvals to the execution, delivery and performance of this Amendment No. 5, which are and shall remain in full force and effect; and

(d) after giving effect to each of the consents and amendments set forth herein, no Default or Event of Default shall exist or have occurred.

Section 4. Miscellaneous.

4.1 Effect of this Amendment. Except as modified pursuant hereto, no other changes or modifications to the Financing Agreements are intended or implied, and in all other respects, the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of effective date hereof. The Loan Agreement and this Amendment No. 5 shall be read and construed as one agreement. To the extent of conflict between the terms of this Amendment and the other Financing Agreements, the terms of this Amendment No. 5 shall control.

4.2 Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional actions as may be necessary, in the reasonable discretion of Agent, to effectuate the provisions and purposes of this Amendment No. 5.

4.3 Governing Law. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the laws of the State of New York without regard to principles of conflicts of law or other rule of law that would result in the application of the law of any jurisdiction other than the laws of the State of New York.

4.4 Binding Effect. This Amendment No. 5 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

4.5 Counterparts. This Amendment No. 5 may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment No. 5, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties thereto. Delivery of an executed counterpart of this Amendment No. 5 by telefacsimile or other electronic means shall have the same force and effect as delivery of an original executed counterpart of this Amendment No. 5. Any party delivering an executed counterpart of this Amendment No. 5 by telefacsimile or other electronic means also shall deliver an original executed counterpart of this Amendment No. 5, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment No. 5 as to such party or any other party.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 5 to be duly executed and delivered by their authorized officers as of the date and year first above written.

J. CREW OPERATING CORP.
J. CREW INC.
GRACE HOLMES, INC. d/b/a J. CREW RETAIL
H.F.D. NO. 55, INC. d/b/a J. CREW FACTORY
J. CREW GROUP, INC.
MADEWELL INC.

By:	/s/ James S. Scully
Name:	James S. Scully
Title:	Executive Vice President and Chief
Financial Officer

J. CREW INTERNATIONAL, INC.

By:	/s/ Nicholas P. Lamberti
Name:	Nicholas P. Lamberti
Title:	Vice President and Controller

[Signature Page to Amendment No. 5 to Amended and Restated Loan and Security Agreement]

[SIGNATURES CONTINUED FROM PRIOR PAGE]

WACHOVIA BANK, NATIONAL ASSOCIATION, successor by merger to Congress Financial Corporation, as Agent and as Lender

By:	/s/ Jason Searle

Title:	Vice President

[Signature Page to Amendment No. 5 to Amended and Restated Loan and Security Agreement]

BANK OF AMERICA N.A.

By:	/s/ Kathleen Dimock

Title:	Managing Director

[Signature Page to Amendment No. 5 to Amended and Restated Loan and Security Agreement]

THE CIT GROUP/BUSINESS CREDIT, INC.

By:	/s/ Steve Schuitt

Title:	Vice President

[Signature Page to Amendment No. 5 to Amended and Restated Loan and Security Agreement]

LASALLE RETAIL FINANCE, a division of Lasalle Business Credit, as agent for Standard Federal Bank National Association

By:	/s/ Roger Malouf

Title:	AVP

[Signature Page to Amendment No. 5 to Amended and Restated Loan and Security Agreement]

EXHIBIT A TO

AMENDMENT NO. 5 TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

Schedule 9.12

Transaction with Affiliates

Part A

1. Trademark license agreement, dated as of October 20, 2005, by and among J. Crew Group, Inc., Millard Drexler and Millard S. Drexler, Inc.

2. Lease Agreement, dated as of October 14, 2003, by and between J. Crew Group, Inc. and University Village Limited Partnership.

Part B

1. Stockholders’ Agreement, dated as of October 17, 1997, by and among J. Crew Group, Inc., TPG Partners II, L.P. and Emily Woods, as amended by the Amendment to Stockholders’ Agreement, dated as of June 11, 1998, between TPG Partners II, L.P. and Emily Woods, and by the Amendment to Stockholders’ Agreement, dated as of February 3, 2003, among J. Crew Group, Inc., TPG Partners II, L.P. and Emily Woods.

2. Stockholders’ Agreement, dated as of October 17, 1997, between J. Crew Group, Inc. and the Stockholder signatories thereto.

3. Stockholders’ Agreement, dated as of January 24, 2003, among J. Crew, TPG Partners II, L.P. and Millard S. Drexler.

4. Stockholders’ Agreement, dated as of January 24, 2003, among J. Crew, TPG Partners II, L.P. and Jeffrey Pfeifle.

5. Stockholders’ Agreements entered into in connection with the J. Crew Group, Inc. 2003 Equity Incentive Plan or the J. Crew Group, Inc. 1997 Stock Option Plan.